Exhibit 10.1

STOCK AWARD AGREEMENT

(Manager Incentive Plan)

THIS AGREEMENT, dated the ____ day of ______, 2021 (the “Date of Grant”), between ACRES Commercial Realty Corp., a Maryland corporation (the “Company”) and _____________ (the “Grantee”), is made pursuant and subject to the provisions of the Company’s Manager Incentive Plan (the “Plan”).  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.Award.  Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee a Stock Award for [______] shares of Common Stock.

2.Vesting.  The shares of Common Stock subject to this Stock Award shall vest as follows:

(a)Subject to the terms of the Plan, the shares of Common Stock subject to this Stock Award shall vest as follows:

Date	Shares Vesting
[________]	25% - [____]
[________]	25% - [____]
[________]	25% - [____]
[________]	25% - [____]

(b)In accordance with the Plan, shares of Common Stock subject to this Stock Award that have not previously vested shall become immediately vested on the Control Change Date.

(c)In the event of a Qualifying Termination, shares of common stock subject to this Stock Award shall vest in full as of such Qualifying Termination.

(d)In the event of a Termination (other than a Qualifying Termination), shares of Common Stock subject to this Stock Award shall be forfeited.

3.Certificates.  The Company may issue certificates or evidence the Grantee’s interest by using a book entry account with the Company’s transfer agent. The Company and/or the Plan Administrator shall retain custody of the certificates evidencing the shares of Common Stock subject to this Stock Award, if any, until the shares have become vested under paragraph 2.  With respect to any shares of Common Stock subject to this Stock Award that are forfeited in accordance with paragraph 2, Grantee hereby appoints the Secretary of the Company as its attorney to transfer any such forfeited shares on the books of the Company with full power of substitution in the premises.  The Secretary of the Company shall use the authority granted under the preceding sentence to cancel any shares of Common Stock that are forfeited under paragraph 2.

4.Shareholder Rights.  Subject to the provisions of the Plan and this Agreement, the holder thereof shall have all the rights of a shareholder of the Company with respect to the shares of Common Stock subject to this Stock Award, including the right to vote such shares and receive dividends thereon, from the Date of Grant.

5.Transferability.  The shares of Common Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2 and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate of the Company, except that the Committee may, in its sole discretion, permit Grants to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to any other Eligible Person.  After such Stock Award vests in accordance with paragraph 2, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

6.Restrictions. Any Common Stock issued to the Participant pursuant to the Award shall be subject to such stop transfer orders and other restrictions as the Committee (or its designee) may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the Committee (or its designee) may cause a notation or notations to be entered into the books and records of the Company to make appropriate reference to such restrictions.

7.Change in Capital Structure.  The terms of this Agreement, including the number of shares of Common Stock subject to this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan mean the Plan as in effect on the date hereof.

9.Grantee Bound by Plan.  The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

10.Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 5 and the successors of the Company.

11.Governing Law.  This Agreement shall be governed by the laws of the State of Maryland.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned parties have executed this Stock Award as of the date above.

ACRES Commercial Realty Corp.		[Name of Grantee]

By:

Name:	Jaclyn Jesberger
Title:	Senior Vice President, Chief Legal
Officer and Secretary